UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 2, 2009
THERMADYNE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-13023 (Commission File Number)	74-2482571 (I.R.S. Employer Identification No.)

16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri	63017
(Address of principal executive offices)	(Zip Code)
(636) 728-3000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act.
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
     On October 2, 2009, Thermadyne Holdings Corporation (the “Company”) and its wholly owned subsidiary Thermadyne Industries, Inc., as guarantors, and Stoody Company, a wholly owned subsidiary of the Company, as lessee, entered into a Lease Modification and Extension Agreement (the “Amendment”), effective October 1, 2009, with Bowling Green Area Economic Development Authority, Inc., successor to Bowling Green-Warren County Industrial Park Authority, Inc., as lessor, amending the Lease dated October 10, 1990, with respect to the Company’s 188,000 square foot manufacturing, warehouse and office facility located in Bowling Green, Kentucky. Pursuant to the Amendment, the term of the lease was extended to September 30, 2019, with the option of the Company to extend for an additional five-year term, at an agreed upon annual base rent of $669,700 during the new 10-year term, and an annual base rent of $703,185 during the five-year extension.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Lease Modification and Extension Agreement effective October 1, 2009, by and among Bowling Green Area Economic Development Authority, Inc., successor to Bowling Green-Warren County Industrial Park Authority, Inc., Stoody Company, Themadyne Industries, Inc. and Thermadyne Holdings Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 8, 2009

THERMADYNE HOLDINGS CORPORATION
By:	/s/ Steven A. Schumm
	Name:	Steven A. Schumm
	Title:	Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Modification and Extension Agreement effective October 1, 2009, by and among Bowling Green Area Economic Development Authority, Inc., successor to Bowling Green-Warren County Industrial Park Authority, Inc., Stoody Company, Themadyne Industries, Inc. and Thermadyne Holdings Corporation.

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